UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
938 University Park Boulevard, Suite 200 Clearfield, Utah (Address of principal executive offices)	84015 (Zip Code)
Registrant’s telephone number, including area code: (801) 779-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and 5.875% Senior Notes due 2023

On August 11, 2015, Vista Outdoor Inc. (the “Company”) completed its private offering of $350 million aggregate principal amount of its 5.875% Senior Notes due 2023 (the “Notes”), an increase of $50 million from the previously announced amount.  The Notes were issued pursuant to an indenture dated as of August 11, 2015 (the “Base Indenture”), as supplemented by the supplemental indenture dated as of August 11, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, certain subsidiaries of the Company party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes and the related subsidiary guarantees were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will mature on October 1, 2023.  Interest on the Notes accrues at the rate of 5.875% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2016.

The Notes will be fully and unconditionally guaranteed, jointly and severally, by the Company’s existing and future domestic subsidiaries that guarantee indebtedness under the Company’s senior credit facilities or that guarantee certain other indebtedness of the Company or any Guarantor in an aggregate principal amount in excess of $50.0 million (the “Guarantees”). The Notes are unsecured and senior obligations of the Company. The Guarantees are unsecured and senior obligations of the Guarantors.

The Notes and the guarantees are the Company’s and the Guarantors’ senior unsecured obligations and rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior unsecured indebtedness and senior in right of payment to all of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

At any time prior to October 1, 2018, the Company may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after October 1, 2018, the Company may redeem the Notes, in whole or in part, at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Additionally, until October 1, 2018, the Company may redeem up to 35% of the original amount of the Notes at any time and from time to time with the net cash proceeds of certain equity offerings at a price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

If a Change of Control (as defined in the Indenture) occurs, each holder of Notes will have the right to require the Company to purchase all or a portion of its Notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur or permit to exist certain liens, (ii) sell, transfer or otherwise dispose of assets, (iii) consolidate, amalgamate, merge or sell all or substantially all of our assets, (iv) enter into transactions with affiliates, (v) enter into agreements restricting our subsidiaries’ ability to pay dividends, (vi) incur additional indebtedness, (vii) pay dividends or make other distributions or repurchase or redeem our capital stock, (viii) prepay, redeem or repurchase certain debt and (ix) make loans and investments. These covenants are subject to a number of exceptions, limitations and qualifications as set forth in the Indenture.

The Indenture provides for customary events of default (subject, in certain cases, to customary grace periods), which include nonpayment on the Notes, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness over a specified threshold, failure to pay certain judgments over a specified threshold and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 25% of the aggregate principal amount of all then outstanding Notes of the applicable series may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of such series to be due and payable immediately.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Base Indenture, the Supplemental Indenture and the form of the Notes are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and each is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Guarantors entered into a registration rights agreement dated August 11, 2015 with the initial purchaser of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantors are required to, among other things, use their commercially reasonable efforts to effect a registered exchange offer of the Notes and the Guarantees for registered notes and guarantees with identical terms (except for the transfer restrictions relating to the Notes and additional interest provisions) no later than November 8, 2016, which is 455 days after the date of issuance of the Notes (the “Exchange Date”). In addition, under certain circumstances, the Company and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes.

If the Company and the Guarantors fail to consummate such exchange offer by the Exchange Date, and a shelf registration statement, if required, has not been declared effective or such registration statement thereafter ceases to be effective during the applicable period (subject to certain exceptions) (each such event, a “Registration Default”), the Company will be obligated to pay additional interest to each holder of the Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the Notes. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.4 hereto and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the headings “Indenture and 5.875% Senior Notes due 2023” and “Registration Rights Agreement” are incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 11, 2015, among Vista Outdoor Inc., the subsidiaries of Vista Outdoor Inc. party thereto and U.S. Bank National Association, as trustee.
4.2	Supplemental Indenture, dated as of August 11, 2015, among Vista Outdoor Inc., the subsidiaries of Vista Outdoor Inc. party thereto and U.S. Bank National Association, as trustee.
4.3	Form of 5.875% Senior Note due 2023 (included as Exhibit A to the Supplemental Indenture filed as Exhibit 4.2).
4.4
Registration Rights Agreement, dated August 11, 2015, by and among Vista Outdoor Inc., the subsidiaries of Vista Outdoor Inc. party thereto and Morgan Stanley & Co. LLC, as initial purchaser of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

	By:	/s/ Scott D. Chaplin
		Name:	Scott D. Chaplin
		Title:	Senior Vice President, General Counsel and Secretary

Date: August 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 11, 2015, among Vista Outdoor Inc., the subsidiaries of Vista Outdoor Inc. party thereto and U.S. Bank National Association, as trustee.
4.2	Supplemental Indenture, dated as of August 11, 2015, among Vista Outdoor Inc., the subsidiaries of Vista Outdoor Inc. party thereto and U.S. Bank National Association, as trustee.
4.3	Form of 5.875% Senior Note due 2023 (included as Exhibit A to the Supplemental Indenture filed as Exhibit 4.2).
4.4
Registration Rights Agreement, dated August 11, 2015, by and among Vista Outdoor Inc., the subsidiaries of Vista Outdoor Inc. party thereto and Morgan Stanley & Co. LLC, as initial purchaser of the Notes.